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                                                                     EXHIBIT 1.1

                        17,500,000 Shares of Common Stock


                              QUANTA SERVICES, INC.


                             UNDERWRITING AGREEMENT


                               September 30, 2004

J.P. MORGAN SECURITIES INC.
CREDIT SUISSE FIRST BOSTON LLC
BANC OF AMERICA SECURITIES LLC
FIRST ALBANY CAPITAL INC.
  c/o  J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York  10017
  c/o Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, New York  10010



Ladies/Gentlemen:

         The selling stockholder, First Reserve Fund IX, L.P. (the "Selling Stockholder"), proposes, subject to the terms and conditions stated herein, to sell to J.P. Morgan Securities Inc. ("JPMorgan") and Credit Suisse First Boston LLC ("CSFB") and each of the other Underwriters named in Schedule I hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom JPMorgan and CSFB are acting as representatives (in such capacity, the "Representatives") an aggregate of 17,500,000 shares (the "Firm Shares") of common stock, par value $0.00001 per share (the "Common Stock"), of Quanta Services, Inc., a corporation organized and existing under the laws of Delaware (the "Company"). For the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, the Selling Stockholder also proposes to sell to the Underwriters up to 2,625,000 additional shares of Common Stock (the "Additional Shares"). The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares." The Shares are more fully described in the Registration Statement and Prospectus referred to below.

         1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

            (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-114938), and amendments thereto, and related preliminary prospectuses for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the Shares and the offering thereof from time to time



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in accordance with Rule 415 of the rules and regulations of the Commission under the Securities Act (the "Securities Act Regulations"). Such registration statement has been declared effective by the Commission, and the Company has filed such post-effective amendments thereto (or such preliminary prospectus or preliminary supplemental prospectus) as may be required under the Securities Act and the Securities Act Regulations, and each such post-effective amendment has been declared effective by the Commission and copies of which have heretofore been delivered to the Representatives. The registration statement, as amended at the time it became effective, including the prospectus, financial statements, schedules, an exhibits and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 434(d) under the Securities Act, is hereinafter referred to as the "Registration Statement." If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities
Act registering additional shares of Common Stock (a "Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b)
Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. All of the Shares have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement. No stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or overtly threatened by the Commission. The Company, if required by the Securities Act and the rules and regulations of the Commission (the "Rules and Regulations"), proposes to file the Prospectus (as defined below) with the Commission pursuant to Rule 424(b) under the Securities Act ("Rule 424(b)"). The prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b), or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b), the prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the "Prospectus," except that if any revised prospectus or prospectus supplement shall be provided to the Representatives by the Company for use in connection with the offering and sale of the Shares contemplated herein (the "Offering") which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term "Prospectus" shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Representatives for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereafter called a "Preliminary Prospectus." Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act (as defined below) on or before the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the






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Prospectus, as the case may be, which is incorporated therein by reference and
(ii) any such document so filed. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

            (b) At the time of the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 under the Securities Act ("Rule 434"), when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the Exchange Act was or is filed and at the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus or any related Preliminary Prospectus in light of the circumstances under which they were made, not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) under the Securities Act) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives specifically for use therein. The parties acknowledge and agree that such information provided by or on behalf of the Underwriters consists solely of the material included in paragraphs 4, 10, 11 and 12 under the caption "Underwriting" in the Prospectus.

            (c) PricewaterhouseCoopers LLP, who have expressed their opinion with respect to certain of the financial statements and supporting schedules and information of the Company and its subsidiaries that are included or incorporated by reference in the Registration Statement, are independent public accountants as required by the Securities Act, Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Rules and Regulations.

            (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as disclosed in the Registration Statement and the Prospectus and in any amendments thereof and supplements thereto filed with the





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Commission, the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock and there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, whether or not arising from transactions in the ordinary course of business, in (i) the business, condition (financial or otherwise), results of operations, stockholders' equity, properties or prospects of the Company and each subsidiary of the Company listed on Schedule II hereto (the "Subsidiaries"), taken as a whole; or (ii) the long-term debt or capital stock of the Company or any of its Subsidiaries (a "Material Adverse Change"). Since the date of the latest balance sheet presented, or incorporated by reference, in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions not in the ordinary course of business, including any acquisition or disposition of any business or asset, which are material to the Company and the Subsidiaries taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Registration Statement and the Prospectus and in any amendments thereof and supplements thereto filed with the Commission.

            (e) As of September 15, 2004, the authorized, issued and outstanding capital stock of the Company was as set forth in the Prospectus under the caption "Description of Capital Stock." All of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state, federal and foreign securities laws and not in violation of or subject to any preemptive or similar right that does or will entitle any person, upon the issuance or sale of any security, to acquire from the Company or any Subsidiary any Common Stock or other security of the Company or any Subsidiary or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such security (any "Relevant Security"), except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement. The Shares to be delivered on the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), have been duly and validly authorized, are duly and validly issued, fully paid and non-assessable, have been issued in compliance with all applicable state, federal and foreign securities laws and have not been issued in violation of or subject to any preemptive or similar right that does or will entitle any person to acquire any Relevant Security from the Company or any Subsidiary upon issuance or sale of Shares in the Offering. The Common Stock and the Shares conform to the descriptions thereof contained or incorporated by reference in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security.

            (f) The Subsidiaries are the only subsidiaries of the Company within the meaning of Rule 405 under the Securities Act. Except for the Subsidiaries, as otherwise disclosed in the Registration Statement and the Prospectus and for the Company's ownership interest in each of Lightwave LLC and Pivotel, LLC, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. All of the issued shares of capital stock of or other ownership interests in each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of any lien,





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charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, or preferential arrangement of any kind whatsoever (a "Lien"), except to the extent that the capital stock of each of the Subsidiaries is pledged as security to the lenders under the Credit Agreement dated as of December 19, 2003 (as amended through the date of this Agreement) between the Company and the lenders and other parties as set forth therein.

            (g) Each of the Company and the Subsidiaries has been duly organized and validly exists as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (i) the business, condition (financial or otherwise), results of operations, stockholders' equity, properties or prospects of the Company and the Subsidiaries, taken as a whole; (ii) the long-term debt or capital stock of the Company or any of its Subsidiaries; or (iii) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement or the Prospectus (a "Material Adverse Effect"). Each of the Company and the Subsidiaries has (i) all requisite corporate, limited liability or limited partnership power and authority, and
(ii) all consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the "Consents"), that are necessary to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement and the Prospectus except, in the case of clause (ii), for any Consents the absence of which would not reasonably be expected to have a Material Adverse Effect. Each such Consent is valid and in full force and effect, and neither the Company nor any Subsidiary has received written notice of any investigation or proceedings which has resulted in or, if decided adversely to the Company or any Subsidiary, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any such Consent. Each of the Company and the Subsidiaries is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

            (h) The Company has full right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, the Registration Statement and the Prospectus. This Agreement and the transactions contemplated by this Agreement, the Registration Statement and the Prospectus have been duly and validly authorized by the Company. This Agreement has been duly and validly executed and delivered by the Company.

            (i) The execution, delivery, and performance of this Agreement and consummation of the transactions contemplated by this Agreement, the Registration Statement and the Prospectus do not and will not (i) conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant




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to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties, operations or assets may be bound; (ii) violate or conflict with any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of the Company or any Subsidiary; or (iii) violate or conflict with any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except (in the case of clauses
(i) and (iii) above) as could not reasonably be expected to have a Material Adverse Effect.

            (j) No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, is required for the execution, delivery and performance of this Agreement or consummation of the transactions contemplated by this Agreement, the Registration Statement and the Prospectus, including the sale and delivery of the Shares to be sold and delivered hereunder, except the registration under the Securities Act of the Shares, which has become effective, and such Consents as may be required under state or foreign securities or blue sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") or NASD Regulation, Inc. ("NASDR") in connection with the purchase and distribution of the Shares by the Underwriters, each of which has been obtained and is in full force and effect.

            (k) Except as disclosed in the Registration Statement and the Prospectus and in any amendments thereof and supplements thereto filed with the Commission, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company or any Subsidiary is a party or of which any property, operations or assets of the Company or any Subsidiary is the subject which, individually or in the aggregate, (A) has a reasonable probability of being determined adversely to the Company or any Subsidiary and (B) if determined adversely to the Company or any Subsidiary, could reasonably be expected to have a Material Adverse Effect; to the Company's knowledge, no such proceeding, litigation or arbitration is threatened.

            (l) The financial statements, including the notes thereto, and the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus; except as otherwise stated in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved; and the supporting schedules included in the Registration Statement and the Prospectus present fairly in all material respects the information required to be stated therein.

            (m) There are no pro forma financial statements which are required to be included or incorporated by reference in the Registration Statement and Prospectus in accordance with Regulation S-X which have not been included as so required.


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            (n) The Company is subject to the reporting requirements of Section
13 or 15(d) of the Exchange Act and files reports with the Commission on EDGAR. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and the outstanding shares of Common Stock (including the Shares) are listed on the NYSE (as defined in Section 13(b) below) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

            (o) The Company and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (p) Neither the Company nor any of its affiliates that is directly or indirectly controlled by the Company (each, a "Controlled Affiliate") has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

            (q) Neither the Company nor any of its Controlled Affiliates has, prior to the date hereof, made any offer or sale of any securities which could be "integrated" for purposes of the Securities Act or the Rules and Regulations with the offer and sale of the Shares pursuant to the Registration Statement.

            (r) Except as disclosed in the Registration Statement and the Prospectus, no holder of any Relevant Security has any rights to require registration of any Relevant Security as part or on account of, or otherwise in connection with, the offer and sale of the Shares contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof, and any such waivers remain in full force and effect.

            (s) The conditions for use of Form S-3 to register the Offering under the Securities Act, as set forth in the General Instructions to such Form, have been satisfied.

            (t) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act, the Exchange Act and the Rules and Regulations, and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.



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            (u) The Company is not and, at all times up to and including consummation of the transactions contemplated by this Agreement, the Registration Statement and the Prospectus, will not be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended, and is not and will not be an entity "controlled" by an "investment company" within the meaning of such act.

            (v) Neither the Company nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (w) There are no contracts or other documents (including, without limitation, any voting agreement), which are required to be described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act, the Exchange Act or the Rules and Regulations and which have not been so described or filed.

            (x) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus which is not so described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus. The Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, including through a Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

            (y) Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any of the Underwriters for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement, the Registration Statement and the Prospectus or, to the Company's knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, stockholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriters' compensation as determined by the NASD.

            (z) The Company and each Subsidiary owns or leases all such properties as are necessary to the conduct of its business as presently operated. The Company and the Subsidiaries have good title in fee simple to all real property and good title to all personal property owned by them, in each case free and clear of all Liens (i) except such as are described in the Registration Statement and the Prospectus, (ii) except that all such real and personal property is subject to mortgages and liens granted as security to the lenders under the Credit Agreement dated as of December 19, 2003 (as amended through the date of this Agreement) between the Company and the lenders and other parties as set forth therein and (iii) except such as do not (individually or in the aggregate) materially affect the value of such property or



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interfere with the use made or proposed to be made of such property by the
Company and the Subsidiaries; and any real property and buildings held under lease or sublease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries. Neither the Company nor any Subsidiary has received any written notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary, except as could not reasonably be expected to have a Material Adverse Effect.

            (aa) The Company and each Subsidiary owns or possesses adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, "Intellectual Property") necessary for the conduct of their respective businesses as being conducted, except as could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property rights of others, any notice that any of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company's knowledge, any contractual obligation binding on any of its officers, directors or employees or otherwise in violation of the rights of any person, and which such infringement, conflict or violation, if the subject of an unfavorable decision, would reasonably be expected to have a Material Adverse Effect.

            (bb) Except as disclosed in the Registration Statement and the Prospectus, the Company and the Subsidiaries maintain insurance or are self insured with sufficient reserves in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect. There are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that would not have a Material Adverse Effect.

            (cc) Subject to applicable deductibles and customary limitations and exceptions, the Company has in effect insurance covering the Company and its directors and officers for liabilities or losses arising in connection with this Offering, including, without limitation, liabilities or losses arising under the Securities Act, the Exchange Act and the Rules and Regulations.

            (dd) Each of the Company and the Subsidiaries has, in all material respects, accurately prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes,

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assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return). No deficiency assessment with respect to a proposed adjustment of the Company's or any Subsidiary' federal, state, local or foreign taxes is pending or, to the Company's knowledge, threatened. The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since the date of most recent audited financial statements, the Company and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

            (ee) No labor disturbance by the employees of the Company or any Subsidiary exists or, to the Company's knowledge, is imminent which, (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect.

            (ff) No "prohibited transaction" (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")), "accumulated funding deficiency" (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Company or any Subsidiary would have any liability which could (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect; each employee benefit plan for which the Company or any Subsidiary would have any liability is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any "pension plan;" and each plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

            (gg) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any Subsidiary (or, to the Company's knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any property now or previously owned or leased by the Company or any Subsidiary, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit relating to pollution or protection of human health and the environment ("Environmental Law"), except for violations and liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any Subsidiary has knowledge, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending or, to the best of the Company's knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary.

            (hh) Neither the Company, any Subsidiary nor, to the Company's knowledge, any of its employees or any agent acting within the scope of such agent's authority has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof.

            (ii) Neither the Company nor any Subsidiary (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case clauses (ii) and (iii) above) violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect and except (in the case of clause
(ii) alone) for any lien, charge or encumbrance disclosed in the Registration Statement and the Prospectus.

            (jj) The Company is in compliance with applicable provisions of the Sarbanes Oxley Act that are effective, except where failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.

         Any certificate signed by or on behalf of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

         2. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to, and agrees with, the several Underwriters as of the date hereof and as of the Closing Date and each Additional Closing Date that:

            (a) This Agreement has been duly authorized, executed and delivered by the Selling Stockholder. The Selling Stockholder has full legal capacity, right and authority to sell, transfer and deliver in the manner provided in this Agreement the Shares being sold by such Selling Stockholder hereunder.

            (b) Such Selling Stockholder has good and valid title to the Shares to be sold by such Selling Stockholder hereto, free and clear of all security interests, liens, encumbrances, equities or other claims, and, upon delivery of and payment for such Shares, the Selling Stockholder will deliver to the Underwriters good and valid title to such Shares, free and clear of all security interests, liens, encumbrances, equities or other claims.

            (c) No consent, approval, authorization, and no order, registration or qualification of, or filing with, any third party (whether acting in an individual, fiduciary or other capacity) or any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters and such other approvals as have been obtained.

            (d) Neither the sale of the Shares being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter, by-laws or other organizational documents of such Selling Stockholder or the terms of any indenture or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries is a party or by which such Selling Stockholder or any of its subsidiaries is bound, or any statute, rule, regulation, judgment, order or decree applicable to such Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries.

            (e) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Selling Stockholder and any person that would give rise to a valid claim against the Selling Stockholder or any of the Underwriters for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement.

            (f) Subject to the last sentence of this Section 2(f), at the respective times that the Registration Statement and any post-effective amendments thereto became effective and at the Closing Date or Additional Closing Date, as appropriate, the Registration Statement and any amendments and supplements thereto did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Subject to the last sentence of this Section 2(f), neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date or Additional Closing Date, as appropriate, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall only apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the

Company in writing by the Selling Stockholder expressly for use in the Registration Statement or the Prospectus, which the parties acknowledge that the information set forth under the caption "Principal and Selling Stockholder" in the Prospectus that relates to the Selling Stockholder (the "Selling Stockholder Statements") constitute the only information furnished in writing by or on behalf of the Selling Stockholder expressly for use in the Registration Statement relating to the Shares as originally filed or in any amendment thereof, related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

            (g) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of Regulation M under the Exchange Act.

            (h) The Selling Stockholder has not distributed and, prior to the completion of the distribution of the Shares, will not distribute without the Representatives' prior written consent, any offering material in connection with the offering and sale of the Shares other than as permitted by the Securities Act.

         Any certificate signed by or on behalf of the Selling Stockholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Selling Stockholder to the Underwriters as to the matters covered thereby.

         3. Purchase, Sale and Delivery of the Shares.

            (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price per share of $5.491, the number of shares of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto, plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

            (b) Payment of the purchase price for, and delivery of certificates representing, the Firm Shares shall be made at the office of Baker & Hostetler LLP, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M., New York City time, on the third or fourth business day after the determination of the public offering price of the Shares, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Date").

            (c) Payment of the purchase price for the Firm Shares shall be made by wire transfer in same day funds to the Selling Stockholder upon delivery of certificates for the Firm Shares to the offices of American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038, for the account of the Underwriters through the facilities of The Depository Trust Company for the respective accounts of the Underwriters. The Selling Stockholder hereby agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Firm Shares to be sold by the Selling Stockholder to the Underwriters, or otherwise in connection with the performance of the Selling Stockholder's obligations hereunder.

            (d) In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Stockholder hereby grants to the Underwriters, severally and not jointly, the option to purchase the Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company and the Selling Stockholder for the Firm Shares as set forth in this
Section 3, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time and from time to time, in whole or in part on one or more occasions, on or before the thirtieth day following the date of the Prospectus, by written notice by the Representatives to the Company and the Selling Stockholder. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by the Underwriters, when the Additional Shares are to be delivered (any such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised.

            (e) Payment of the purchase price for, and delivery of certificates representing, the Additional Shares shall be made at the office of Baker & Hostetler LLP, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M., New York City time, on the Additional Closing Date, or such other time as shall be agreed upon by the Representatives, the Company and the Selling Stockholder.

            (f) Payment for the Additional Shares to be sold by the Selling Stockholder shall be made to or upon the order of the Selling Stockholder of the purchase price by wire transfer in Federal (same day) funds to the Selling Stockholder upon delivery of the certificates for the Additional Shares, to the offices of American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038, for the account of the Underwriters. The Selling Stockholder hereby agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Additional Shares to be sold by the Selling Stockholder to the Underwriters, or otherwise in connection with the performance of the Selling Stockholder's obligations hereunder.

         4. Offering. Upon authorization of the release of the Firm Shares by the Underwriters, the Underwriters propose to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

         5. Covenants of the Company; Covenants of the Selling Stockholder.

            (a) The Company covenants and agrees with the several Underwriters that:

               (i) The Registration Statement and any amendments thereto have been declared effective, and if the filing of the Prospectus is required under Rule 424(b) or Rule 434, the Company will file the Prospectus pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Representatives of such timely filing.

         The Company will notify you immediately (and, if requested by the Representatives, will confirm such notice in writing) (A) when the Registration Statement and any amendments thereto become effective, (B) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (C) of the Company's intention to file or prepare any supplement or amendment to the Registration Statement or the Prospectus, (D) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, including but not limited to Rule 462(b) under the Securities Act,
(E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, it being understood that the Company shall make every effort to avoid the issuance of any such stop order, (F) of the receipt of any comments from the Commission, and (G) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not (i) file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement, or (ii) for so long as the prospectus delivery requirement is in effect, file any document under the Exchange Act if such document would be deemed to be incorporated by reference in the Prospectus, in either case, to which the Representatives reasonably object in writing after being timely furnished in advance a copy thereof. The Company will provide the Representatives with copies of all such amendments, filings and other documents a sufficient time prior to any filing or other publication thereof to permit the Representatives a reasonable opportunity to review and comment thereon.

               (ii) The Company shall comply with the Securities Act and the Exchange Act to permit completion of the distribution as contemplated in this Agreement, the Registration Statement and the Prospectus. If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act or the Exchange Act in connection with the sales of Shares, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Representatives or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if to comply with the Securities Act, the Exchange Act or the Rules and Regulations it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement, or to file any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify you promptly and prepare and file with the Commission, subject to Section 5(a)(i) hereof, an appropriate amendment or supplement (in form and substance satisfactory to the Representatives) which will correct such statement or omission or which will effect such compliance and will use its reasonable best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

               (iii) The Company will promptly deliver to each of you and Vinson & Elkins L.L.P. ("Underwriters' Counsel") a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company's files manually signed copies of such documents for at least five years after the date of filing. The Company will promptly deliver to the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus or any amendment thereof or supplement thereto, as you may reasonably request. Prior to 10:00 A.M., New York time or as promptly as practicable thereafter, on the business day next succeeding the date of this Agreement and from time to time thereafter, the Company will furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request.

               (iv) The Company consents to the use and delivery of the Preliminary Prospectus by the Underwriters in accordance with Rule 430 and
Section 5(b) of the Securities Act.

               (v) The Company will use its reasonable best efforts, in cooperation with the Representatives, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions, domestic or foreign, as the Representatives may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

               (vi) The Company will make generally available to its security holders and to the Representatives as soon as practicable, but in any event not later than twelve months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with
Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

               (vii) During the period of 90 days from the date of the Prospectus, without the prior written consent of JPMorgan, the Company (A) will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any Relevant Security, or make any announcement of any of the foregoing, (B) will not establish or increase any "put equivalent position" or liquidate or decrease any "call equivalent position" (in each case within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder) with respect to any Relevant Security, and (C) will not otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration; and the Company will obtain an undertaking in substantially the form of Annex IV hereto of each of its executive officers listed on Schedule III hereto during the period of 90 days from the date of the Prospectus and an undertaking in substantially the form of Annex IV hereto of each of its executive officers and directors listed on
Schedule IV hereto during the period of 30 days from the date of the Prospectus, without the prior written consent of the JPMorgan, not to engage in any of the aforementioned transactions on their own behalf, other than the sale by the Selling Stockholder of Shares as contemplated by this Agreement and the Company's issuance of Common Stock (A) upon the conversion or exchange of convertible or exchangeable securities outstanding on the date hereof; (B) upon the exercise of currently outstanding options; (C) upon the exercise of currently outstanding warrants; (D) upon the grant and exercise of options under, or the issuance and sale of shares pursuant to, employee stock incentive, option and purchase plans in effect on the date hereof; (E) as required by the terms of any earn-out provision contained in any agreement existing on the date hereof to which the Company is a party; (F) upon the exercise by the Selling Stockholder of its preemptive right to acquire Common Stock with respect to any issuances of Common Stock pursuant to paragraphs (A) to (E) above or any issuance of stock prior to the date hereof as to which the Selling Stockholder has not exercised its preemptive rights. The Company will not file a registration statement under the Securities Act in connection with any transaction by the Company or any person that is prohibited pursuant to the foregoing, except for registration statements on Form S-8 relating to employee benefit plans or Form S-4 relating to corporate reorganizations or other transactions under Rule 145.

               (viii) During the period of two years from the effective date of the Registration Statement, the Company will furnish to you copies of all reports or other communications (financial or other) furnished to security holders or from time to time published or publicly disseminated by the Company to the extent not publicly available on EDGAR.

               (ix) The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act and the Rules and Regulations within the time periods required thereby.

               (x) The Company will use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date or the Additional Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Firm Shares and the Additional Shares.

               (xi) The Company will not take, and will cause its Controlled Affiliates not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

            (b) The Selling Stockholder covenants and agrees with the several
Underwriters:

               (i) To deliver to the Representatives prior to the Closing Date, a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States Person) or Form W-9 (if the Selling Stockholder is a United

States Person), which in each case may be replaced by any other applicable form or statement specified by Treasury Department regulations in lieu thereof;

               (ii) To notify promptly the Company and the Representatives if, at any time prior to the date on which the distribution of the Shares as contemplated herein and in the Prospectus has been completed, as determined by the Representatives, the Selling Stockholder has knowledge of the occurrence of any event as a result of which the Selling Stockholder Statements, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (iii) To cooperate to the extent necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest possible time and to do and perform all things to be done and performed by it under this Agreement prior to the Closing Date and the Additional Closing Date, if any, and to cooperate to the extent necessary to cause the satisfaction of all conditions precedent to the delivery of the Shares pursuant to this Agreement; and

               (iv) To deliver to the Representatives on or prior to the date of this Agreement the lock-up agreement referenced in Section 7(i) hereof, which lock-up agreement will be in effect for a period of 90 days.

         6. Payment of Expenses.

            (a) Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Securities Act and the Offering; (iii) the cost of producing this Agreement, blue sky survey, closing documents and other instruments, agreements or documents (including any compilations thereof) in connection with the Offering; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state or foreign securities or blue sky laws as provided in Section 5(a)(v) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any blue sky survey; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the NASD of the terms of the Offering; (vi) all fees and expenses in connection with listing the Shares on the NYSE; (vii) all travel expenses of the Company's officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares; (viii) any stock transfer taxes incurred in connection with this Agreement or the Offering; and
(ix) reasonable out-of-pocket expenses incurred by the Selling Stockholder related to the offering of the Shares, including, without limitation, all reasonable expenses incurred directly by the Selling Stockholder for one legal counsel (other than underwriting fees, discounts and selling commissions). The Company also will pay or cause to be paid: (x) the cost of preparing stock certificates representing the Shares; (y) the cost and charges of any transfer agent or registrar for the Shares; and (z) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6.

            (b) The net price per share paid to the Selling Stockholder in
Section 3(a) reflects all underwriting fees, discounts and selling commissions payable by the Selling Stockholder. Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, any expenses incident to the performance of its obligations hereunder and that the Company is not obligated to pay pursuant to subsection (a) above. Notwithstanding the foregoing, nothing herein shall affect any agreement that the Company and the Selling Stockholder may make for the sharing or allocation of such costs and expenses.

            (c) Except as provided in this Section 6, and Sections 8 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and stock transfer taxes on resale of any of the Shares by the Underwriters. Notwithstanding anything to the contrary in this
Section 6, the Selling Stockholder will pay all out-of-pocket expenses of the Underwriters (including but not limited to fees and disbursements of counsel to the Underwriters) reasonably incurred in connection herewith in the event that this Agreement is terminated pursuant to Section 7 for the Selling Stockholder's failure or inability to satisfy any of the conditions relating to the Selling Stockholder contained in the introductory paragraph to Section 7 or any of the conditions contained in Section 7(d), (i) (in the case of the Selling Stockholder), (j) or (k) or pursuant to Section 11 or in the event the Selling Stockholder defaults in its obligation to sell or deliver the Shares hereunder.

            (d) If this Agreement is terminated pursuant to Section 10 or
Section 11 or if for any reason the purchase of the Shares by the Underwriters is not consummated, the Company and the Selling Stockholder shall remain responsible for the respective expenses to be paid or reimbursed by each of them pursuant to this Section 6. If the purchase of the Shares by the Underwriters is not consummated for any reason other than (A) a default by the Selling Stockholder in its obligation to sell or deliver the Shares hereunder, (B) the termination of this Agreement pursuant to Section 10, (C) any reason specified in subsection (c) above, or (D) the occurrence of any event specified in clause
(i), (ii), (iii) or (iv) of Section 13(b), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by the Underwriters in connection with the offering of the Shares.

            (e) Notwithstanding anything to the contrary in this Section 6, in the event that this Agreement is terminated, or the purchase of the Shares is not consummated, as a result of the occurrence of any event specified in (A) clause (iv) or (vi) of Section 7(f), (B) Section 7(h) or (C) clause (v) or (vi) of Section 13(b), the Company and the Selling Stockholder agree that they will each pay 50% of all out-of-pocket expenses of the Underwriters (including but not limited to fees and disbursements of counsel to the Underwriters) reasonably incurred in connection herewith.

         7. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 7, "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 7 of any misstatement or omission, to the performance by the Company and the Selling Stockholder of its respective obligations hereunder, and to each of the following additional conditions:

            (a) The Registration Statement shall have become effective and all necessary regulatory or stock exchange approvals shall have been received not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Representatives; if the Company shall have elected to rely upon Rule 434 under the Securities Act, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 5(a)(i) hereof and a form of the Prospectus containing information relating to the description of the Shares and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

            (b) At the Closing Date you shall have received the favorable written opinion of Baker & Hostetler LLP, counsel for the Company, dated the Closing Date addressed to the Underwriters in the form attached hereto as Annex I.

            (c) At the Closing Date you shall have received the favorable written opinion of Dana A. Gordon, General Counsel to the Company, dated the Closing Date addressed to the Underwriters in the form attached hereto as Annex II.

            (d) At the Closing Date, you shall have received the favorable written opinion of Gibson, Dunn & Crutcher LLP, counsel for the Selling Stockholder, dated the Closing Date, addressed to the Underwriters in the form attached hereto as Annex III.

            (e) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to the Representatives and to Underwriters' Counsel, and the Representatives shall have received from Underwriters' Counsel a favorable written opinion, dated as of the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as the Representatives may require, and the Company shall have furnished to Underwriters' Counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

            (f) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section 7 has been satisfied; (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in Section 1 hereof are accurate in all material respects (and in all respects, in the case of representations and warranties qualified with materiality); (iii) as of the Closing Date all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with; (iv) since June 30, 2004, the Company and the Subsidiaries, taken as a whole, have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding; (v) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission; and (vi) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been any Material Adverse Change.

            (g) At the time this Agreement is executed and at the Closing Date, you shall have received a comfort letter, from PricewaterhouseCoopers LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to the Representatives and Underwriters' Counsel.

            (h) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company or any Subsidiary or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, stockholders' equity, properties or prospects of the Company and the Subsidiaries, taken as a whole, including but not limited to the occurrence of any fire, flood, storm, explosion, accident or other calamity at any of the properties owned or leased by the Company or any of its Subsidiaries, the effect of which, in any such case described above, is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

            (i) You shall have received a duly executed lock-up agreement from the Selling Stockholder and each person listed on Schedule III and Schedule IV hereto, in each case substantially in the form attached hereto as Annex IV on or prior to the date of this Agreement.

            (j) At the Closing Date, you shall have received a certificate of an authorized representative of the Selling Stockholder, dated the Closing Date, to the effect that the representations and warranties of the Selling Stockholder set forth in Section 2 hereof are accurate and that the Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

            (k) On or prior to the Closing Date, you shall have received a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) from the Selling Stockholder.

            (l) The Company shall have furnished the Representatives and Underwriters' Counsel with such other certificates or other documents as they may have reasonably requested.

            If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 7 shall not be satisfactory in form and substance to the Representatives and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by the Underwriters at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by the Underwriters at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

         8. Indemnification.

            (a) The Company shall indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriters within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Selling Stockholder Statements or written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein. The parties agree that such information provided by or on behalf of any Underwriter consists solely of the material referred to in the last sentence of
Section 1(b) hereof. Notwithstanding the foregoing, with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any Preliminary Prospectus the indemnity agreement contained in this subsection
(a) shall not inure to the benefit of any Underwriter (or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from whom the person asserting any such losses, claims, damages or liabilities purchased the Shares concerned, to the extent that a Prospectus relating to such Shares was required to be delivered by such Underwriter under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Shares to such person, a copy of the Prospectus (exclusive of material incorporated by reference) if the Company had previously furnished copies thereof to such Underwriter. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including but not limited to other liability under this Agreement.

            (b) The Selling Stockholder shall indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The Underwriters acknowledge that the Selling Stockholder Statements constitute the only information furnished in writing by or on behalf of the Selling Stockholder expressly for use in the Registration Statement relating to the Shares as originally filed or in any amendment thereof, related Preliminary Prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be. Notwithstanding the foregoing, with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any Preliminary Prospectus the indemnity agreement contained in this subsection
(b) shall not inure to the benefit of any Underwriter (or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from whom the person asserting any such losses, claims, damages or liabilities purchased the Shares concerned, to the extent that a Prospectus relating to such Shares was required to be delivered by such Underwriter under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Shares to such person, a copy of the Prospectus (exclusive of material incorporated by reference) if the Company had previously furnished copies thereof to such Underwriter.

            (c) Each Underwriter shall severally and not jointly indemnify and hold harmless the Company, the Selling Stockholder, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Underwriter through the Representatives specifically for use therein. The parties agree that such information provided by or on behalf of any Underwriter consists solely of the material referred to in the last sentence of Section 1(b) hereof. This indemnity will be in addition to any liability which the Underwriters may otherwise have, including but not limited to other liability under this Agreement.

            (d) Promptly after receipt by an indemnified party under subsection
(a), (b) or (c) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 8 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 or Section 9 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and
(y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

         9. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and the Selling Stockholder, any contribution received by the Company and the Selling Stockholder from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company or the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company, the Selling Stockholder and the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand from the Offering or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations; provided, the Selling Stockholder and any Underwriter shall be obligated to contribute under this Section 9 only with respect to losses, liabilities, claims, damages or expenses arising out of an untrue statement or omission or alleged untrue statement or omission of a material fact made in reliance upon and in conformity with the information described in Section 8(b) or Section 8(c), respectively, hereunder. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholder bears to (y) the underwriting discount or commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of each of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or a Selling Stockholder on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and each Underwriter further agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, (ii) the Selling Stockholder shall not be required to contribute any amount in excess of the total proceeds received by the Selling Stockholder from the offering of the Shares by the Selling Stockholder by reason of any such untrue statement or alleged untrue statement or omission or alleged omission, and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company and the Selling Stockholder, as applicable, subject in each case to clauses (i), (ii) and (iii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise. The Underwriters' obligations in this Section 9 to contribute are several in proportion to their respective underwriting obligations and not joint.

         10. Underwriter Default. If any Underwriter or Underwriters default in their obligations to purchase any Shares hereunder on either the Closing Date or any Additional Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Additional Closing Date, as applicable, the Representatives may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, or Additional Closing Date, as applicable, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date or Additional Closing Date, as applicable. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Additional Closing Date, as applicable, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 12 (provided that if such default occurs with respect to Additional Shares after the Closing Date, this Agreement will not terminate as to the Firm Shares or any Additional Shares purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         11. Selling Stockholder Default. If the Selling Stockholder shall default in its obligation to sell and deliver any Shares hereunder, then the Representatives may, by notice to the Company, terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 1, 2, 6, 8, 9, 12, 13 and 14 through 19 inclusive hereof shall remain in full force and effect. No action taken pursuant to this Section 11 shall relieve the Selling Stockholder so defaulting from liability, if any, in respect of such default.

         12. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters, the Company and the Selling Stockholder contained in this Agreement or in certificates of officers of the Company or any Subsidiary or of the Selling Stockholder submitted pursuant hereto, including the agreements contained in Section 6, the indemnity agreements contained in Section 8 and the contribution agreements contained in
Section 9, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof or by or on behalf of the Company or the Selling Stockholder, any of their officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Sections 1 and 2 and the agreements contained in Sections 6, 8, 9, 12, 13 and 14 through 19 inclusive shall survive any termination of this Agreement, including termination pursuant to Section 11 or 13 hereof.

         13. Effective Date of Agreement; Termination.

            (a) This Agreement shall become effective upon the execution of this Agreement.

            (b) The Representatives shall have the right to terminate this Agreement at any time prior to the Closing Date or to terminate the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representatives will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (ii) if trading on The New York Stock Exchange ("the NYSE"), or The NASDAQ National Market (the "NASDAQ") shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE, the NASDAQ or by order of the Commission or any other governmental authority having jurisdiction; or (iii) if a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; (iv) (A) if there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) if there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms and in the manner contemplated by the Prospectus; (v) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Shares; or (vi) any suspension of trading of any securities of the Company on the New York Stock Exchange.

            (c) Any notice of termination pursuant to this Section 13 shall be in writing.

         14. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

            (a) if sent to the Underwriters, shall be mailed, delivered, or faxed and confirmed in writing, to the Representatives c/o J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172, Attn: Equity Syndicate and Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, with a copy to Vinson & Elkins L.L.P. at 1001 Fannin, 2300 First City Tower, Houston, Texas 77002-6760,
Attention: T. Mark Kelly;

            (b) if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing to Quanta Services, Inc., 1360 Post Oak Blvd., Suite 2100, Houston, Texas 77056-3023, Attention: Dana A. Gordon, Esq., with a copy to Baker & Hostetler LLP at 1000 Louisiana, Suite 2000, Houston, Texas 77002, Attention:
W. Robert Shearer; and

            (c) if sent to the Selling Stockholder, shall be mailed, delivered, or faxed and confirmed in writing to 600 Travis, Suite 6000, Houston, Texas,
Attention: Ben A. Guill, with a copy to One Lafayette Place, Greenwich, Connecticut 06830, Attention: Thomas R. Denison.

provided, however, that any notice to any Underwriter pursuant to Section 8 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such notices and other communications shall take effect at the time of receipt thereof.

         15. Parties. This Agreement shall insure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the Selling Stockholder and the controlling persons, directors, officers, employees and agents referred to in Sections 8 and 9 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

         16. Governing Law and Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each of the Company and the Selling Stockholder irrevocably
(a) submits to the jurisdiction of any court of the State of New York or the United State District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectus (each, a "Proceeding"),
(b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. EACH OF THE COMPANY AND THE SELLING STOCKHOLDER (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

         17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

         18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         19. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

                            [SIGNATURE PAGE FOLLOWS]

         If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                             Very truly yours,

                             QUANTA SERVICES, INC.


                             By: /s/ DANA A. GORDON
                                 -----------------------------------------------
                                 Name:  Dana A. Gordon
                                 Title: Vice President


                             FIRST RESERVE FUND IX, L.P.

                             By: First Reserve GP IX, L.P., its general partner

                             By: First Reserve GP IX, Inc., its general partner


                             By: /s/ TIMOTHY DAY
                                 -----------------------------------------------
                                 Name:  Timothy Day
                                 Title: Vice President


Accepted as of the date first
above written

J.P. MORGAN SECURITIES INC.
CREDIT SUISSE FIRST BOSTON LLC

    Acting on behalf of themselves
    and as Representatives of the
    other Underwriters named in
    Schedule I hereto.



By: J.P. Morgan Securities Inc.

By: /s/ JUAN VOGELER
    ------------------------------
    Name:  Juan Vogeler
    Title: Vice President

By: Credit Suisse First Boston LLC

By: /s/ STEVEN HELLMAN
    ------------------------------
    Name:  Steven Hellman
    Title: Managing Director

                                   SCHEDULE I



                  UNDERWRITER                                       NUMBER OF
                  -----------                                    FIRM SECURITIES
                                                                 ---------------
J.P. Morgan Securities Inc.                                          $ 5,425,000
Credit Suisse First Boston LLC                                         5,250,000
Banc of America Securities LLC                                         4,375,000
First Albany Capital Inc.                                              2,450,000
                                                                 ---------------
                           Total                                     $17,500,000
                                                                 ===============

                                 SCHEDULE I - 1

                                   SCHEDULE II


SUBSIDIARY                                                      STATE OF INCORPORATION
-----------------------------------------------------------     ----------------------
Advanced Technologies and Installation Corporation              Washington
Airlan Telecom Services, L.P.                                   Texas
Allteck Line Contractors (USA), Inc.                            Washington
Allteck Line Contractors, Inc.                                  British Columbia
Arby Construction, Inc.                                         Delaware
Austin Trencher, Inc.                                           Delaware
Bradford Brothers, Inc.                                         North Carolina
CCLC, Inc.                                                      Delaware
Coast to Coast, LLC                                             California
Communication Manpower, Inc.                                    Florida
Conti Communications, Inc.                                      Delaware
Croce Electric Company, Inc.                                    Delaware
Crown Fiber Communications, Inc.                                Virginia
Digco Utility Construction, L.P.                                Texas
Dillard Smith Construction Company                              Delaware
Driftwood Electrical Contractors, Inc.                          Delaware
Environmental Professional Associates, Limited                  California
Five Points Construction Co.                                    Texas
Global Enercom Management, Inc.                                 Delaware
Golden State Utility Co.                                        Delaware
H.L. Chapman Pipeline Construction, Inc.                        Delaware
Intermountain Electric, Inc.                                    Colorado
Irby Construction Company                                       Mississippi
Lindsey Electric, L.P.                                          Texas
Manuel Bros., Inc.                                              Delaware
Mears Canada Corp.                                              Nova Scotia
Mears Engineering, LLC                                          Michigan
Mears Group, Inc.                                               Delaware
Mears Services, LLC                                             Michigan
Mears/CPG, LLC                                                  Michigan
Mears/HDD, LLC                                                  Michigan
Mearsmex de R.L. de C.V                                         Mexico
Mejia Personnel Services, Inc.                                  Texas
Metro Underground Services, Inc.                                Illinois
Network Electric Company                                        Delaware
North Houston Pole Line, L.P.                                   Delaware
         North Houston Pole Line Corp.
North Pacific Construction Co., Inc.                            Texas
North Sky Communications, Inc.                                  Delaware
Northern Line Layers, LLC                                       Delaware
Okay Construction Company, LLC                                  Delaware

                                 SCHEDULE II - 1

SUBSIDIARY                                                STATE OF INCORPORATION
------------------------------------------------------    ----------------------
PAR Electrical Contractors, Inc.                          Missouri
Par Internacional, S. de R.L. de C.V                      Mexico
Parkside Site and Utility Company Corporation             Delaware
Parkside Utility Construction Corp.                       Delaware
Potelco, Inc.                                             Washington
Professional Teleconcepts, Inc.                           Illinois
Professional Teleconcepts, Inc.                           New York
PWR Financial Company                                     Delaware
PWR Network, LLC                                          Delaware
Q Resources, LLC                                          Delaware
QDE LLC                                                   Delaware
QPC, Inc.                                                 Delaware
QSI, Inc.                                                 Delaware
Quanta Asset Management LLC                               Delaware
Quanta Associates, L.P.                                   Texas
Quanta Delaware, Inc.                                     Delaware
Quanta Government Services, Inc.                          Delaware
Quanta Government Solutions, Inc.                         Delaware
Quanta International Limited                              British Virgin Islands
Quanta LIV Acquisition, Inc.                              Delaware
Quanta LIX Acquisition, Inc.                              Delaware
Quanta LVII Acquisition, Inc.                             Delaware
Quanta LVIII Acquisition, Inc.                            Delaware
Quanta LX Acquisition, Inc.                               Delaware
Quanta LXI Acquisition, Inc.                              Delaware
Quanta LXII Acquisition, Inc.                             Delaware
Quanta LXIII Acquisition, Inc.                            Delaware
Quanta LXIV Acquisition, Inc.                             Delaware
Quanta LXIX Acquisition, Inc.                             Delaware
Quanta LXV Acquisition, Inc.                              Delaware
Quanta LXVI Acquisition, Inc.                             Delaware
Quanta LXVII Acquisition, Inc.                            Delaware
Quanta LXVIII Acquisition, Inc.                           Delaware
Quanta LXX Acquisition, Inc.                              Delaware
Quanta LXXI Acquisition, Inc.                             Delaware
Quanta LXXII Acquisition, Inc.                            Delaware
Quanta LXXIII Acquisition, Inc                            Delaware
Quanta Receivables, L.P.                                  Delaware
Quanta Services Management Partnership, L.P.              Texas
Quanta Services of Canada Ltd.                            British Columbia
Quanta Utility Installation Co., Inc.                     Delaware
R.A. Waffensmith & Co., Inc.                              Delaware
S.K.S. Pipeliners, LLC                                    Delaware
Servicios Par Electric, S. de R.L. de C.V                 Mexico
Southeast Pipeline Construction, Inc.                     Delaware

                                 SCHEDULE II - 2

SUBSIDIARY                                                STATE OF INCORPORATION
------------------------------------------------------    ----------------------
Southwestern Communications, Inc.                         Delaware
Spalj Construction Company                                Delaware
Sumter Utilities, Inc.                                    Delaware
The Ryan Company, Inc.                                    Massachusetts
Tjader, L.L.C                                             Delaware
TNS-VA, LLC                                               Delaware
Tom Allen Construction Company                            Delaware
Total Quality Management Services, LLC                    Delaware
Trans Tech Acquisition, Inc.                              Texas
Trans Tech Electric, L.P.                                 Texas
Trawick Construction Co.                                  Florida
TTGP, Inc.                                                Delaware
TTLP, Inc.                                                Delaware
TTM, Inc.                                                 North Carolina
TXLP, Inc.                                                Delaware
Underground Construction Co., Inc.                        Delaware
VCI Telcom, Inc.                                          Delaware
W.C. Communications, Inc.                                 Delaware
W.H.O.M. Corporation                                      California

                                 SCHEDULE II - 3

                                  SCHEDULE III


John R. Colson

James H. Haddox

Gary A. Tucci

John R. Wilson


                                  SCHEDULE III

                                   SCHEDULE IV


James R. Ball

Bernadetto G. Bosco

Vincent D. Foster

Bernard Fried

H. Jarrell Gibbs

Louis C. Golm

Dana A. Gordon

Nicholas M. Grindstaff

Ben A. Guill

Derrick A. Jensen

Darren B. Miller

James F. O'Neil III

Thomas J. Sikorski

Kenneth W. Trawick


                                   SCHEDULE IV

                                     ANNEX I

                       Form of Opinion of Company Counsel

                       [BAKER & HOSTETLER LLP LETTERHEAD]



                                October ___, 2004



J.P. MORGAN SECURITIES INC.
CREDIT SUISSE FIRST BOSTON LLC
BANC OF AMERICA SECURITIES LLC
FIRST ALBANY CAPITAL INC.
c/o    J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York  10017

              Re:  Quanta Services, Inc.

Ladies and Gentlemen:

         We have acted as counsel to Quanta Services, Inc., a Delaware corporation (the "Company"), in connection with the Underwriting Agreement dated September ___, 2004 (the "Agreement") among the Company, First Reserve Fund IX, L.P., J.P. Morgan Securities Inc. and Credit Suisse First Boston LLC. This opinion letter is delivered to you pursuant to Section 7(b) of the Agreement. Capitalized terms used herein have the meanings assigned to them in the Agreement unless they are otherwise defined herein.

         We have reviewed the Registration Statement on Form S-3 (No. 333-114938) (the "Registration Statement"), the Registration Statement on Form S-3 (No. 333-119134) (the "462(b) Registration Statement" and, together with the Registration Statement, the "Registration Statements") and such other documents and made such other investigation as we have considered appropriate for purposes of this opinion letter. As to certain matters of fact material to the opinions expressed herein, we have relied on the representations made in the Agreement and on certificates of public officials and of officers of the Company. We have not independently established or otherwise verified those facts.

         We have assumed, without independent verification or investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, and the authenticity of the originals of all such copies. We also have assumed, without independent verification or investigation, the due authorization, execution and delivery of the Agreement by the parties thereto other than the Company.


                                  ANNEX I - 1

         Based on the foregoing and subject to the limitations set forth below, we express the following opinions.

         1. The Company is a corporation validly existing and, based solely on a certificate dated September 20, 2004 of the Secretary of State of the State of Delaware, in good standing under the law of the State of Delaware. The Company is duly qualified to transact business and, based solely on a certificate dated September 20, 2004 of the Secretary of State of the State of Indiana and a certificate dated September 20, 2004 of the Secretary of State of the State of Texas, in good standing as a foreign corporation in each jurisdiction identified in Schedule I.

         2. The Company has the corporate power to own its properties and to conduct the business in which it is engaged as described in the Registration Statement and the Prospectus.

         3. The Company has the corporate power to execute, deliver and perform its obligations under the Agreement; has taken all corporate action necessary to authorize that execution, delivery and performance; and has duly executed and delivered the Agreement.

         4. The execution and delivery by the Company of the Agreement do not and the consummation by the Company of the transactions contemplated thereunder will not (a) result in a violation of any law of the United States or the State of New York or Delaware, or any rule or regulation thereunder, assuming the approvals and filings referred to in clause (b) of this paragraph 4 have been obtained or made, or (b) require any approval from or filing with any governmental authority under any law of the United States or the State of New York or Delaware, or under any rule or regulation thereunder, except for the filings and other actions required under or pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other federal or state securities or "blue sky" laws and the rules of the New York Stock Exchange and the NASD, as to which we express no opinion in this paragraph.

         5. The execution and delivery by the Company of the Agreement do not, and the consummation by the Company of the transactions contemplated thereunder will not, (a) result in a violation of the Certificate of Incorporation or the By-laws of the Company, or (b) result in a violation of, or the creation or imposition of any lien or other encumbrance upon any property or assets of the Company pursuant to, any agreement listed on Schedule II.

         6. The Registration Statements and the Prospectus (except for the financial statements and related notes thereto, the financial statement schedules and the other financial, statistical, and accounting data included or incorporated by reference in the Registration Statements or the Prospectus, as to which we express no opinion in this paragraph) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder.

         7. The statements under the captions "Description of Capital Stock" and "Underwriting" in the Prospectus and in Item 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to

                                  ANNEX I - 2
therein, fairly present the information called for with respect to such legal matters, documents and proceedings.

         8. The Company is not, and after giving effect to the offering and sale of the Shares as described in the Registration Statement and the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         9. Neither the Company nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         10. The Registration Statements are effective under the Securities Act, and to our knowledge, no stop order suspending the effectiveness of the Registration Statements or any post-effective amendment thereof has been issued and no proceedings therefore have been initiated or overtly threatened by the Commission, and all filings required by Rule 424(b) under the Securities Act have been made.

         The opinions expressed herein are subject to the effect of (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the rights and remedies of creditors generally, and (b) general principles of equity.

         The opinions expressed herein are limited to the federal law of the United States and the laws of the State of New York and the Delaware General Corporation Law. The opinions have been rendered as if the Agreement were governed in all respects by the law of the State of New York without giving effect to principles of conflicts of laws. We express no opinion with respect to the enforceability of any choice of law provision in the Agreement.

         This opinion letter is delivered to you in connection with the transactions contemplated by the Agreement. You may not rely on it for any other purpose or furnish it to any other person, and no other person may rely on it, without our prior written consent. The opinions expressed herein are rendered as of the date hereof and do not address facts, circumstances or changes in law that may occur after that date. We assume no obligation to update or supplement this opinion letter.

                                           Very truly yours,

                                           Baker & Hostetler LLP




                                  ANNEX I - 3

                                   SCHEDULE I

Delaware                             Incorporation
Indiana                              Qualification
Texas                                Qualification



                                   ANNEX I - 4

                                   SCHEDULE II


                      AGREEMENT                            DATE                          PARTIES
------------------------------------------------------   --------   --------------------------------------------
Amended and Restated Rights Agreement                    10/24/02   Quanta, American Stock Transfer & Trust Co.
Subordinated Indenture regarding 4.0% Convertible        7/25/00    Quanta, Chase Bank of Texas
Subordinated Debentures
First Supplemental Indenture regarding 4.0%              7/25/00    Quanta, Chase Bank of Texas
Convertible Subordinated Debentures
Employment Agreement                                     3/13/02    Quanta, Dana A. Gordon
Employment Agreement                                     3/13/02    Quanta, Nicholas M. Grindstaff
Employment Agreement                                     3/13/02    Quanta, Frederick M. Haag
Employment Agreement                                     3/13/02    Quanta, Derrick A. Jensen
Employment Agreement                                     3/13/02    Quanta, Elliott C. Robbins
Employment Agreement                                     3/13/02    Quanta, Gary W. Smith
Employment Agreement                                     3/13/02    Quanta, Gary A. Tucci
Employment Agreement                                     3/13/02    Quanta, James F. O'Neil, III
Employment Agreement                                     3/13/02    Quanta, John R. Wilson
Employment Agreement                                     3/13/02    Quanta, James H. Haddox
Employment Agreement                                     3/13/02    Quanta, John R. Colson
Amendment No. 1 to Employment Agreement                  6/01/02    Quanta, John R. Colson
Settlement and Governance Agreement                      5/20/02    Quanta, Aquila, Inc. (f/k/a UtiliCorp United Inc.)
Amendment No. 1 to Settlement and Governance Agreement   11/20/02   Quanta, Aquila, Inc. (f/k/a UtiliCorp United Inc.)
Amendment No. 2 to Settlement and Governance Agreement   4/10/03    Quanta, Aquila, Inc. (f/k/a UtiliCorp United Inc.)
Securities Purchase Agreement                            10/15/02   Quanta, First Reserve Fund IX, L.P.
Investors' Rights Agreement                              10/15/02   Quanta, First Reserve Fund IX, L.P.
Consent Letter                                           10/15/02   Quanta, Aquila, Inc. (f/k/a UtiliCorp United Inc.)
Amendment No. 1 to Securities Purchase Agreement         12/6/02    Quanta, First Reserve Fund IX, L.P.
Letter Agreement                                         1/23/03    Quanta, First Reserve Fund IX, L.P.
Letter Agreement                                         4/17/03    Quanta, First Reserve Fund IX, L.P.
Separation Agreement and General Release                 10/24/02   Quanta, Peter Dameris
Employment Agreement                                     5/21/03    Quanta, John R. Colson
Employment Agreement                                     5/21/03    Quanta, James H. Haddox
Employment Agreement                                     5/21/03    Quanta, John R. Wilson
Employment Agreement                                     6/01/04    Quanta, Kenneth W. Trawick
4.5% Convertible Subordinated Debentures Resale          10/17/03   Quanta, Wells Fargo National Bank as Trustee
Registration Rights Agreement

                                     ANNEX I - 5

                      AGREEMENT                            DATE                          PARTIES
------------------------------------------------------   --------   --------------------------------------------
Indenture regarding 4.5% Convertible Subordinated        10/17/03   Quanta, Wells Fargo National Bank as Trustee
Debentures
Credit Agreement                                         12/19/03   Quanta, Bank of America
First Amendment to Credit Agreement                      7/22/04    Quanta, Bank of America
Security Agreement                                       12/19/03   Quanta, Bank of America
Pledge Agreement                                         12/19/03   Quanta, Bank of America
2001 Stock Incentive Plan, as amended and restated       03/13/03   Quanta

                                   ANNEX I - 6

                       [BAKER & HOSTETLER LLP LETTERHEAD]


                                October ___, 2004



J.P. MORGAN SECURITIES INC.
CREDIT SUISSE FIRST BOSTON LLC
BANC OF AMERICA SECURITIES LLC
FIRST ALBANY CAPITAL INC.
c/o    J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York  10017

                          Re: Quanta Services, Inc.

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form S-3 (No. 333-114938) (the "Registration Statement"), the Registration Statement on Form S-3 (No. 333-119134) (the "462(b) Registration Statement" and, together with the Registration Statement, the "Registration Statements"), the prospectus supplement dated September ___, 2004 (the "Prospectus Supplement") and the base prospectus dated June 30, 2004 (together with the Prospectus Supplement, the "Prospectus") of Quanta Services, Inc. (the "Company") as to which we have acted as counsel. This letter is furnished to you pursuant to Section 7(b) of the Underwriting Agreement dated September ___, 2004, among the Company, First Reserve Fund IX, L.P., J.P. Morgan Securities Inc. and Credit Suisse First Boston LLC (the "Agreement"). Capitalized terms used herein have the meanings assigned to them in the Agreement unless they are otherwise defined herein.

         The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information, and many determinations involved in the preparation of the Prospectus are of a non-legal character. In addition, we have not undertaken any obligation to verify independently any of the factual matters set forth in the Prospectus or in the documents incorporated by reference therein and filed prior to the date hereof (the "Incorporated Documents"). Consequently, in this letter we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Prospectus. Also, we do not make any statement herein with respect to any of the financial statements or related notes thereto, the financial statement schedules or the financial, statistical or accounting data contained or incorporated by reference in the Prospectus.

         We have reviewed the Prospectus including the Incorporated Documents and we have participated in conferences with representatives of the Company, its independent public accountants, and you and your counsel, at which conferences the contents of the Prospectus, the Incorporated Documents, and related matters were discussed. However, we did not participate in the preparation of the Incorporated Documents.

                                   ANNEX I - 7

         Subject to the foregoing, we confirm to you that on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention which cause us to believe that (a) the Registration Statements, at the time each of them became effective under the Securities Act of 1933, as amended, and as of the date hereof, contained or contain any untrue statement of a material fact or omitted or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Prospectus, as of the date of the Underwriting Agreement, and as of date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (c) the Incorporated Documents, as of the date they were filed with the Commission, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         The statements made herein are set forth solely for your benefit and are addressed to you solely in your capacity as the Underwriter of the Shares in connection with the distribution contemplated by the Prospectus. Neither this letter nor any of such statements may be used or relied upon by you in any other capacity, or used or relied upon by, or assigned to, any other person (including any subsequent purchaser or transferee of the Shares), and neither this letter nor any copies hereof may be furnished to any other person, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

                                           Very truly yours,

                                           Baker & Hostetler LLP



                                   ANNEX I - 8

                                    ANNEX II

                  Form of Opinion of Company's General Counsel

                        [QUANTA SERVICES INC. LETTERHEAD]


                                October ___, 2004



J.P. MORGAN SECURITIES INC.
CREDIT SUISSE FIRST BOSTON LLC
BANC OF AMERICA SECURITIES LLC
FIRST ALBANY CAPITAL INC.
c/o    J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

         I am General Counsel to Quanta Services, Inc., a Delaware corporation (the "Company") and am delivering this opinion letter pursuant to Section 7(c) of the Underwriting Agreement dated September ___, 2004 (the "Agreement") among the Company, First Reserve Fund IX, L.P. ("First Reserve"), J.P. Morgan Securities Inc. and Credit Suisse First Boston LLC. Capitalized terms used herein have the meanings assigned to them in the Agreement unless they are otherwise defined herein.

         I have reviewed the Registration Statement on Form S-3 (No. 333-114938) (the "Registration Statement"), the Registration Statement on Form S-3 (No. 333-119134) (the "462(b) Registration Statement" and, together with the Registration Statement, the "Registration Statements") and such other documents and made such other investigation as I have considered appropriate for purposes of this opinion letter. As to certain matters of fact material to the opinions expressed herein, I have relied on the representations made in the Agreement and on certificates of public officials and of officers of the Company. I have not independently established or otherwise verified those facts. Schedule I hereto lists certain subsidiaries of the Company (the "Significant Subsidiaries").

         I have assumed, without independent verification or investigation, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to originals of all documents submitted to me as copies, and the authenticity of the originals of all such copies. I also have assumed, without independent verification or investigation, the due authorization, execution and delivery of the Agreement by the parties thereto other than the Company.

         Based on the foregoing and subject to the limitations set forth below, I express the following opinions.

                                  ANNEX II - 1

         1. Each of the Significant Subsidiaries is a corporation validly existing and in good standing under the laws of its state of incorporation. Each of the Significant Subsidiaries is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction identified in
Schedule II except as otherwise noted thereon.

         2. Each of the Significant Subsidiaries has the corporate power to own its properties and to conduct the business in which it is engaged as described in the Registration Statement and the Prospectus.

         3. The authorized capital stock of the Company consists of 300,000,000 shares of common stock, par value $.00001 per share, 3,345,333 shares of limited vote common stock, par value $.00001 per share, and 10,000,000 shares of preferred stock, par value $.00001 per share. All of the issued and outstanding shares of capital stock of the Company, including the Shares to be delivered on the Closing Date and the Additional Closing Date, are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of or subject to any preemptive or, to my knowledge, similar rights pursuant to law or the Company's Certificate of Incorporation. All of the issued and outstanding shares of capital stock of each Significant Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and are owned by the Company directly or through subsidiaries, free and clear of all Liens, except that the shares are pledged as security under the Company's credit agreement dated as of December 19, 2003.

         4. Except for the preemptive rights held by First Reserve, to my knowledge, no stockholder of the Company has any contractual preemptive right, right of first refusal, or similar right to subscribe for or purchase securities of the Company.

         5. The Shares to be sold to the Underwriter under the Agreement are listed on the New York Stock Exchange.

         6. To my knowledge, there are no legal or governmental actions, suits, or proceedings pending or overtly threatened against or affecting the Company or its Subsidiaries to which (i) the Company or any of its Subsidiaries is a party or (ii) which has as the subject thereof any property of the Company or any of its Subsidiaries, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such Subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to, individually, or in the aggregate, have a Material Adverse Effect.

         7. The execution and delivery by the Company of the Agreement do not, and the consummation by the Company of the transactions contemplated thereunder will not: (i) result in a violation of, or the creation or imposition of any lien or other encumbrance upon any property or assets of any Significant Subsidiary pursuant to, any of the terms, conditions, or provisions of any agreement known to me to which any Significant Subsidiary is a party or by which it is bound, except for such conflicts, defaults, or violations that would not reasonably be expected to have a Material Adverse Effect, or (ii) result in a violation of (a) any of the terms, conditions, or provisions of the charter or by-laws of any Significant Subsidiary, (b) any Texas, Delaware

                                  ANNEX II - 2
corporate, or federal law or regulation applicable to any Significant Subsidiary (other than federal and state securities or blue sky laws, as to which I express no opinion in this paragraph), or (c) to my knowledge, any judgment, decree, order, writ or injunction of any court or governmental authority binding on the Company or any Significant Subsidiary.

         8. To my knowledge, neither the Company nor any Significant Subsidiary is in violation of its charter or its by-laws or any law, administrative regulation or administrative or court decree applicable to the Company or any such Significant Subsidiary, or is in default in the performance or observance of any of the terms, conditions, or provisions of any agreement to which the Company or any such Significant Subsidiary is a party or by which it or its property is bound, except for such conflicts, defaults, or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

         In addition, I have participated in conferences with representatives of the Company, its independent public accountants, and you and your counsel, at which conferences the contents of the Prospectus, the documents incorporated by reference therein (the "Incorporated Documents"), and any supplements or amendments thereto, and related matters were discussed, and although I am not passing upon and I do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus or the Incorporated Documents (in each case, other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, no facts have come to my attention which cause me to believe that (a) the Registration Statements, at the time each of them became effective under the Securities Act of 1933, as amended, and as of the date hereof, contained or contain any untrue statement of a material fact or omitted or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Prospectus, as of the date of the Underwriting Agreement, and as of date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (c) the Incorporated Documents, as of the date they were filed with the Commission, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that I express no belief as to the financial statement schedules or the financial, statistical, or accounting data derived therefrom included or incorporated by reference in the Prospectus or any amendments or supplements thereto).

         The opinions expressed herein are limited to the laws of the State of Texas, the corporate laws of the State of Delaware, and the federal laws of the United States, and I express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. For the purposes of Paragraphs 1, 2, 3 and 7 hereof, I have assumed that the laws of the state of incorporation for each Significant Subsidiary are the same as the laws of the State of Delaware.

         The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without my prior written consent.

                                  ANNEX II - 3

                                              Very truly yours,

                                              Dana A. Gordon
                                              General Counsel



                                  ANNEX II - 4

                                   SCHEDULE I

Significant Subsidiaries

1.  PAR Electrical Contractors, Inc.
2.  Irby Construction Company
3.  Potelco, Inc.
4.  Sumter Utilities, Inc.

                                  ANNEX II - 5

                                   SCHEDULE II

1.  PAR Electrical Contractors, Inc.
------------------------------------
    Alabama                                Qualification
    Alaska                                 Qualification
    Arizona                                Qualification
    Arkansas                               Qualification
    California                             Qualification
    Colorado                               Qualification
    Connecticut                            Qualification
    Delaware                               Qualification
    Florida                                Qualification
    Georgia                                Qualification
    Idaho                                  Qualification
    Illinois                               Qualification
    Indiana                                Qualification
    Iowa                                   Qualification
    Kansas                                 Qualification
    Kentucky                               Qualification
    Louisiana                              Qualification
    Maine                                  Qualification
    Manitoba                               Qualification
    Maryland                               Qualification
    Massachusetts                          Qualification
    Michigan                               Qualification
    Minnesota                              Qualification
    Mississippi                            Qualification
    Missouri                               Incorporation
    Montana                                Qualification
    Nebraska                               Qualification
    Nevada                                 Qualification
    New Hampshire                          Qualification
    New Jersey                             Qualification
    New Mexico                             Qualification
    New York                               Qualification
    North Carolina                         Qualification
    North Dakota                           Qualification
    Ohio                                   Qualification
    Oklahoma                               Qualification
    Oregon                                 Qualification
    Pennsylvania                           Qualification
    [Puerto Rico                           Qualification]
    Rhode Island                           Qualification
    South Dakota                           Qualification
    Tennessee                              Qualification
    Texas                                  Qualification
    Vermont                                Qualification

                                  ANNEX II - 6

    Virginia                               Qualification
    West Virginia                          Qualification
    Wisconsin                              Qualification
    Wyoming                                Qualification

2.  Irby Construction Company
-----------------------------
    Alabama                                Qualification
    Alaska                                 Qualification
    Arizona                                Qualification
    Arkansas                               Qualification
    California                             Qualification
    Colorado                               Qualification
    Connecticut                            Qualification
    District of Columbia                   Qualification
    Florida                                Qualification
    Georgia                                Qualification
    Hawaii                                 Qualification
    Idaho                                  Qualification
    Illinois                               Qualification
    Indiana                                Qualification
    Iowa                                   Qualification
    Kansas                                 Qualification
    Kentucky                               Qualification
    Louisiana                              Qualification
    Maine                                  Qualification
    Maryland                               Qualification
    Michigan                               Qualification
    Minnesota                              Qualification
    Mississippi                            Incorporation
    Montana                                Qualification
    Nebraska                               Qualification
    Nevada                                 Qualification
    New Hampshire                          Qualification
    New Jersey                             Qualification
    New Mexico                             Qualification
    New York                               Qualification
    North Carolina                         Qualification
    North Dakota                           Qualification
    Ohio                                   Qualification
    Oklahoma                               Qualification
    Oregon                                 Qualification
    Pennsylvania                           Qualification
    Rhode Island                           Qualification
    South Carolina                         Qualification
    South Dakota                           Qualification
    Tennessee                              Qualification

                                  ANNEX II - 7

    Texas                                  Qualification
    Utah                                   Qualification
    Vermont                                Qualification
    Virginia                               Qualification
    Washington                             Qualification
    West Virginia                          Qualification
    Wisconsin                              Qualification
    Wyoming                                Qualification

3.  Potelco, Inc.
-----------------------------
    Arizona                                Qualification
    California                             Qualification
    Hawaii                                 Qualification
    Idaho                                  Qualification
    Illinois                               Qualification
    Missouri                               Qualification
    Nevada                                 Qualification
    New Mexico                             Qualification
    North Carolina                         Qualification
    Ohio                                   Qualification
    Oregon                                 Qualification
    Texas                                  Qualification
    Utah                                   Qualification
    Washington                             Incorporation
    Wyoming                                Qualification
    Ontario                                Qualification

4.  Sumter Utilities, Inc
---------------------------
    Alabama                                Qualification
    Arkansas                               Qualification
    Delaware                               Incorporation
    Florida                                Qualification
    Georgia                                Qualification
    Kentucky                               Qualification
    Louisiana                              Qualification
    Mississippi                            Qualification
    New York                               Qualification
    North Carolina                         Qualification
    Ohio                                   Qualification
    South Carolina                         Qualification
    Tennessee                              Qualification
    Texas                                  Qualification
    Vermont                                Qualification
    Virginia                               Qualification
    West Virginia                          Qualification
    [Puerto Rico                           Qualification]

                                  ANNEX II - 8

                                    ANNEX III

                Form of Opinion of Selling Stockholder's Counsel


                               ____________, 2004





(212) 351-4000                                                       28152-00115

(212) 351-4035

[UNDERWRITER]

         Re:      Quanta Services, Inc. Common Stock

Ladies and Gentlemen:

         This opinion is being furnished to you pursuant to Section __ of the Underwriting Agreement, dated as of ___________, 2004 (the "Underwriting Agreement") among First Reserve Fund IX, L.P., a Delaware limited partnership ("Fund IX" or the "Selling Stockholder"), Quanta Services, Inc., a Delaware corporation (the "Company"), and you, as underwriter, in connection with the proposed sale to you by the Selling Stockholder of an aggregate of _______________ shares (collectively, the "Securities") of common stock of the Company, par value $0.00001 per share. Capitalized terms used but not defined herein shall have the meanings set forth in the Underwriting Agreement.

         In rendering the opinions set forth herein, we have examined the originals, or copies identified to our satisfaction as being true and complete copies of the originals, of the following documents:

            (i) The Underwriting Agreement;

            (ii) The Certificate of Limited Partnership of Fund IX dated November 3, 2000 (the "Fund IX Certificate of Limited Partnership");

            (iii) The Third Amended and Restated Limited Partnership Agreement of Fund IX dated May 18, 2001, as amended on May 24, 2002 (the "Fund IX Limited Partnership Agreement");

            (iv) A copy of Stock Certificates ____ and ____ registered in the name of Fund IX and representing the Securities; and

            (v) A certificate of a Managing Director of First Reserve Fund IX G.P., Inc., the General Partner of the General Partner of Fund IX, dated as of the date hereof.

                                  ANNEX III - 1

         We have made such investigations of fact and law, examined such documents, obtained such certificates from public officials and officers and representatives of the Selling Stockholder, and done such other things as we deemed necessary for purposes of rendering this opinion. In connection with such examination, we have assumed each of the following:

            (a) all signatures on documents examined by us are genuine;

            (b) all documents submitted to us as originals are authentic and complete; and

            (c) all documents submitted to us as copies are true and correct and that all information furnished to us is accurate and complete.

         Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations herein contained, we are of the opinion that:

            1. The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.


           2. The execution, delivery and performance by the Selling Stockholder of the Underwriting Agreement (i) do not and will not violate the Fund IX Limited Partnership Agreement, and (ii) do not and will not breach the terms of
(a) any agreement identified to us in a certificate (attached hereto as Exhibit
A) by the Selling Stockholder as being material to which the Selling Stockholder is a party or (b) or any order, judgment or decree of any court or other agency of government identified to us in a certificate (attached hereto as Exhibit A) by the Selling Stockholder as constituting all orders, judgments or decrees binding on the Selling Stockholder, in either case based solely on our review of such agreements, orders, judgments or decrees. The Selling Stockholder has the limited partnership power and authority to sell, transfer and deliver in the manner provided in Underwriting Agreement the Securities being sold by the Selling Stockholder thereunder.

          3. The execution and delivery by the Selling Stockholder of the Underwriting Agreement and the sale by the Selling Stockholder of the Securities contemplated by the Underwriting Agreement (i) do not and will not violate any law, rule or regulation currently in effect in the State of New York or the United States of America applicable to the Selling Stockholder and (ii) do not and will not require any filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any federal or state court or governmental authority or agency, other than those that have been obtained (including those under the 1933 Act and the 1933 Act Regulations) or as may be required under the state securities or blue sky laws or by the NASD in connection with the purchase and distribution of the Securities. Other than in the last clause of the preceding sentence, we are expressing no opinion in this paragraph regarding federal or state securities laws.

           4. Upon (i) payment for the Securities to be sold by the Selling Stockholder pursuant to the Underwriting Agreement, (ii) physical delivery of the certificates representing the Securities to the American Stock Transfer & Trust Company in its capacity as the Company's transfer agent (the "Transfer Agent"), and registration of the Securities in the name of The Depository Trust Company ("DTC") or its nominee upon registration of transfer by the Transfer Agent acting on behalf of the Company, on the Company's share registry, and
(iii) appropriate

                                  ANNEX III - 2
crediting on the books of DTC to the securities account of the Underwriter in accordance with the New York UCC, (A) DTC will be a "protected purchaser" of such Securities within the meaning of Section 8-303 of the New York UCC, (B) under Section 8-501 of the New York UCC, the Underwriter will acquire a valid security entitlement of such Securities and (C) no action based on any "adverse claim" (within the meaning of Section 8-102(a)(1) of the New York UCC) to such Securities may be asserted against the Underwriter with respect to such securities entitlements.

         The foregoing opinions are also subject to the following additional qualifications, exceptions, assumptions and limitations:

            A. For the purposes of the opinions set forth in paragraph 4, we have assumed that when payment, delivery and crediting with respect to such Securities occur, (v) neither DTC nor the Underwriter has notice (as determined in accordance with Section 8-105 of the New York UCC) of any adverse claim to the Securities, (w) DTC and the Underwriter will acquire its interest in the Securities for value within the meaning of the New York UCC, (x) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102(5) of the New York UCC, (y) the certificates representing the Securities are maintained in the custody of DTC or a sub-custodian bank or an agent of either subject to DTC's exclusive control, and (z) the jurisdiction of DTC is the State of New York as determined in accordance with Section 8-110(e) of the New York UCC.

            B. The opinions set forth in paragraph 2 are limited to agreements, orders, judgments and decrees that have been identified to us by the Selling Stockholder and are listed on Exhibit A hereto.

                We call your attention to the fact that we are counsel admitted to practice only in the state of New York, and we do not express any opinion with respect to the applicable laws, or the effect or applicability of the laws, of any jurisdiction other than those of the State of New York, the General Corporation Law and the Revised Uniform Limited Partnership Act as adopted by the State of Delaware and the laws of the United States of America. We are not engaged in practice in the State of Delaware, however, we are generally familiar with the Delaware General Corporation Law and the Revised Uniform Limited Partnership Act as adopted by the State of Delaware as presently in effect and have made such inquiries as we consider necessary to render the opinions contained herein. We do not express any opinion with respect to the "blue sky" or securities laws of any State or other jurisdiction.

                  This opinion is limited to the facts as they currently exist and we assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the closing under the Underwriting Agreement and should not be quoted in whole or in part or otherwise referred to, and should not be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of Gibson, Dunn & Crutcher LLP.

                                                     Very truly yours,



                                  ANNEX III - 3

                                    EXHIBIT A


1.       [TO BE PROVIDED]




                                  ANNEX III - 4

                                    ANNEX IV

                            Form of Lock-Up Agreement

                                     [DATE]

J.P. MORGAN SECURITIES INC.
CREDIT SUISSE FIRST BOSTON LLC
BANC OF AMERICA SECURITIES LLC
FIRST ALBANY CAPITAL INC.
c/o    J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York  10017


                     Quanta Services, Inc. Lock-Up Agreement

Ladies and Gentlemen:

         This letter agreement (this "Agreement") relates to the proposed public offering (the "Offering") by First Reserve Fund IX, L.P. of common stock, $0.00001 par value (the "Stock") of Quanta Services, Inc., a Delaware corporation (the "Company").

         In order to induce you to underwrite the Offering, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc. ("JPMorgan"), during the period from the date hereof until [NINETY (90) DAYS IN THE CASE OF THE SELLING STOCKHOLDER AND THE OFFICERS OF THE COMPANY IDENTIFIED IN SCHEDULE III TO THE AGREEMENT] [THIRTY (30) DAYS IN THE CASE OF THE DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY IDENTIFIED IN SCHEDULE IV TO THE AGREEMENT] from the date of the final prospectus for the Offering (the "Lock-Up Period"), the undersigned (a) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security (as defined below), and (b) will not establish or increase any "put equivalent position" or liquidate or decrease any "call equivalent position" with respect to any Relevant Security (in each case within the meaning of Section 16 of the Exchange Act, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration. As used herein "Relevant Security" means the Stock, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Stock or other such equity security.

         The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to

                                  ANNEX IV - 1
cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities. The undersigned hereby further agrees that, without the prior written consent of JPMorgan, during the Lock-up Period the undersigned will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

                                          Very truly yours,

                                          By:
                                              -----------------------------

                                          Print Name:
                                                      ---------------------


                                  ANNEX IV - 2